                                                                      EXHIBIT 11

                                  A.S.V., Inc.
                 Exhibit 11 - Computation of per Share Earnings

                                                           Three Months Ended            Nine Months Ended
                                                              September 30,                September 30,
                                                              -------------                -------------
                                                          2000           1999           2000           1999
                                                          ----           ----           ----           ----
Basic
   Earnings
     Net earnings                                     $   220,156    $    20,898    $ 1,236,225    $ 1,358,540
                                                      ===========    ===========    ===========    ===========

   Shares
     Weighted average number of common
       shares outstanding                               9,701,541      9,681,249      9,696,413      9,552,556
                                                      ===========    ===========    ===========    ===========

   Basic earnings per common share                    $       .02    $       .00    $       .13    $       .14
                                                      ===========    ===========    ===========    ===========

Diluted
   Earnings
     Net earnings                                     $   220,156    $    20,898    $ 1,236,225    $ 1,358,540
                                                      ===========    ===========    ===========    ===========

   Shares
     Weighted average number of common
       shares outstanding                               9,701,541      9,681,249      9,696,413      9,552,556
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants          193,346        387,848        212,185        390,993
                                                      -----------    -----------    -----------    -----------

     Weighted average number of common and
       common equivalent shares outstanding             9,894,887     10,069,097      9,908,598      9,943,549
                                                      ===========    ===========    ===========    ===========

   Diluted earnings per common share                  $       .02    $       .00    $       .12    $       .14
                                                      ===========    ===========    ===========    ===========